Exhibit 10.2

AMENDMENT  OF  SOLICITATION/MODIFICATION  OF CONTRACT

1. CONTRACT ID CODE

S

PAGE OF PAGES

1

12

2. AMENDMENT/MODIFICATION NO.

3. EFFECTIVE DATE

07-Nov-2017

4. REQUISITION/PURCHASE REQ. NO.

SEE SCHEDULE

5. PROJECT NO.(Ifapplicable)

6. ISSUED BYCODE

W81XWH

7. ADMINISTERED BY (Ifother than item6)CODE

USA MED RESEARCH ACQ ACTIVITY 820 CHANDLER ST

FORT DETRICK MD 21702-5014

See  Item 6

8. NAME AND ADDRESS OF CONT RACT OR (No., Street, County, State and Zip Code)

NEUROHABILITATION CORPORATION

642 NEWTOWN YARDLEY ROAD, SUITE 100

NEWTOWN PA 18940-1775

9A. AMENDMENT OF SOLICIT AT ION NO.

9B. DATED (SEE ITEM 11)

X

10A. MOD. OF CONT RACT /ORDER NO.

W81XWH-15-C-0096

X

10B. DATED  (SEE ITEM 13)

01-Jul-2015

CODE    7BGE6

FACILIT Y CODE

11. T HIS ITEM ONLY APPLIES TO AMENDMENT S OF SOLICIT AT IONS

The above numbered solicitation is amended as set forth in Item14. The hour and date specified for receipt of Offeris extended,is not extended.

Offer must acknowledge receipt ofthis amendment prior to the hour and date specified in the solicitation or as amended by one ofthe following methods:

(a) By completing Items 8 and 15, and returningcopies ofthe amendment; (b) By acknowledging receipt ofthis amendment on each copy ofthe offer submitted; or (c) By separate letter or telegramwhich includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN

REJECTION OF YOUR OFFER. Ifby virtue ofthis amendment you desire to change an offer already submitted, such change may be made by telegramor letter, provided each telegramor letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNT ING AND APPROPRIAT ION DAT A (If required)

13. T HIS ITEM APPLIES ONLY TO MODIFICAT IONS OF CONT RACT S/ORDERS. IT MODIFIES T HE CONT RACT /ORDER NO. AS DESCRIBED IN ITEM 14.

A. T HIS CHANGE ORDER IS ISSUED PURSUANT T O: (Specify authority) T HE CHANGES SET FORT H IN ITEM 14 ARE MADE IN T HE CONT RACT ORDER NO. IN ITEM 10A.

B. T HE ABOVE NUMBERED CONT RACT /ORDER IS MODIFIED TO REFLECT T HE ADMINIST RAT IVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORT H IN ITEM 14, PURSUANT TO T HE AUT HORIT Y OF FAR 43.103(B).

X

C. T HIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

52.243-2 Alt I Changes - Cost Reimbursement

D. OTHER (Specify type of modification and authority)

E. IMPORT ANT: Contractoris not,Xis required to sign this document and return1copies to the issuing office.

14. DESCRIPT ION OF AMENDMENT /MODIFICAT ION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Modification Control Number:csult18394 The purpose of this modification is to:

a)	Extend the period of performance at no cost to the Government.
b)	Update the PWS
c)	See the summary of changes for further details.
d)	All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)

16A. NAME AND TITLE OF CONT RACT ING OFFICER (Type or print)

TEL:EMAIL:

15B. CONT RACT OR/OFFEROR

(

15C. DATE SIGNED

11/7/17

16B. UNIT ED ST AT ES OF AMERICA

BY

(Signature of Contracting Officer)

16C. DATE SIGNED

EXCEPT ION TO SF 30

APPROVED BY OIRM 11-84

30-105-04

ST ANDARD FORM 30 (Rev. 10-83)

Prescribed by GSA FAR (48 CFR) 53.243

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SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION B - SUPPLIES OR SERVICES AND PRICES

Global Changes

CLIN 0001 -- CLIN 0003

The SIC code 3842 has been deleted.

SECTION C - DESCRIPTIONS AND SPECIFICATIONS

The following have been modified: PERFORMANCE WORK STATEMENT

Revised PWS – Mod P00003

a) Section 1.3. Changed the Period of Performance from 01 July 2015 – 31 December 2017 to 01 July 2015 – 31 December 2018.

PERFORMANCE WORK STATEMENT (PWS)

Development and U.S. Food and Drug Administration (FDA) Clearance of the Portable Neuromodulation Stimulator (PoNS™) Device

1.	Introduction:

The U.S. Amy Medical Materiel Agency (USAMMA) and its parent organization the U.S. Army Medical Research and Materiel Command (USAMRMC) are located at Fort Detrick, in Frederick, Maryland. USAMMA serves as the strategic level, medical logistics generating force, and medical lifecycle management command in support of Army Medicine, the Army Campaign Plan, Military Health System, and Combatant Commands. The agency provides optimal medical acquisition and logistics support and solutions across the full spectrum of military health care missions worldwide. USAMMA has operational oversight of medical materiel acquisition programs and serves as the Army Medical Department’s (AMEDD’s) command for fielding new medical materiel for the Army’s operational forces.

1.1.	Background and Purpose:

The U.S. Army is supporting an effort to develop NeuroHabilitation Corporation’s (NHC) Portable Neuromodulation Stimulator (PoNS™) as an aid to therapy for chronic balance deficits resulting from a mild to moderate traumatic brain injury (TBI). On 1 February 2013, USAMMA, the U.S. Army Medical Materiel Development Activity (USAMMDA), and NHC established a collaborative relationship, via a Cooperative Research and Development Agreement (CRADA) under 15 USC §3710a, to develop an investigational medical device that employs non-invasive brain stimulation. The PoNS™ device, developed partially under the CRADA, works by applying principles of neuroplasticity that enables the brain to process information in new ways for rehabilitation after injury. The goal of this contract is to take the PoNS™ from an investigational medical device to an FDA- cleared device, obtaining clearance for the following indication: as an aid to therapy for chronic balance deficits resulting from mild to moderate traumatic brain injury (mTBI).

The Contractor will be the regulatory sponsor and overall project coordinator for the PoNS™ version 4.0 device.

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The critical components of this PWS to obtain FDA regulatory clearance include the following steps: (1) write the clinical study protocols, (2) execute the clinical studies, (3) manage the clinical research sites, (4) submit the de novo/510(k) or other application to FDA, and (5) gain FDA clearance of the PoNSTM version 4.0 device for a mild- to-moderate TBI indication.

1.2.	Scope:

This is a Research and Development (R&D) contract. The objective of this contract is to execute the clinical studies and regulatory responsibilities necessary to obtain FDA clearance for the PoNS™ 4.0 device and provide two FDA- cleared devices to the DoD (specifically USAMMA).

The Contractor shall complete the tasks noted in paragraph 3.1 to support the de novo/510(k) clearance application in accordance with (IAW) all noted applicable State, Federal, DoD, and U.S. Army regulations.  The Contractor shall oversee and execute the clinical study. The Contractor shall support and perform services with DoD civilians, military and other Contractor personnel. The Contractor shall travel to Fort Detrick, Maryland at the Government’s request for an annual In Progress Review (IPR).

1.2.1.The Contractor shall perform the services set forth in this PWS, pursuant to the award of a R&D contract. The Contractor shall furnish all management, personnel, services, and other items necessary to successfully deliver the required services. The Contractor shall possess knowledge and skills in PoNSTM use/training/therapy, and regulatory requirements necessary to obtain 510(k) clearance.

1.2.2.This contract supports the Project Management Office, Medical Devices, and USAMMA. The Government shall not exercise any supervision or control over the Contractor’s employees performing services under this contract. Contractor employees shall be accountable solely to the Contractor who, in turn is responsible to the Government.

1.2.3.The Contractor shall provide all personnel, equipment, supplies, facilities, transportation, tools, materials, supervision, and other items necessary to achieve the tasks as defined in this PWS.

1.2.4.	Assumptions of the Parties:

1.2.4.1.A de novo/510 (k) petition shall be required for FDA to clear the PoNS™ 4.0 device.

1.2.4.2.The clinical trial using PoNS™ is considered to be of non-significant risk and, therefore, shall not require an Investigational Device Exemption submission.

1.2.4.3.QSR-produced PoNS™ 4.0 devices shall be available in/around April 2015 for use in the study. The devices shall be provided to the clinical trial sites by the Sponsor/Contractor.

1.2.4.4.	The study shall take approximately 9-12 months to complete.

1.3. Period of Performance. The period of performance shall be for one (1) thirty (30) month Base Period. The Period of Performance breakdown reads as follows:

01 July 2015 – 31 December 2018

Base Period

General Requirements:

2.1.	Business Relations:

The Contractor shall successfully integrate and coordinate all activity needed to execute the requirement. The Contractor shall manage the timeliness, completeness, and quality of problem identification. The Contractor shall provide corrective action plans, proposal submittals, timely identification of issues, and effective management of

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subcontractors. The Contractor shall seek to ensure customer satisfaction and professional and ethical behavior of all Contractor personnel.

2.2.	Contract Administration and Management:

This PWS provides distinct activities and functions. These activities are described in the following subsections, which specify requirements for contract management, contract administration, and personnel administration.

2.2.1.	Contract Management:

The Contractor shall establish clear organizational lines of authority and responsibility to ensure effective management of the resources assigned to the requirement.

2.2.1.1.Management Activities. The Contractor shall identify a single point of contact as the Project Manager (PM). The Contractor PM shall ensure that the task is performed efficiently, accurately, timely, and in compliance with this PWS. The Contractor PM shall coordinate, as necessary with the Contracting Officer Representative (COR), to ensure the services are managed consistently with overall contract requirements. The Contractor PM shall submit all invoices within 30 days from completion of tasks at the end of each month.

2.2.2.

Contract Administration. The Contractor shall establish processes and assign appropriate resources to effectively administer this contract. The Contractor shall respond to Government requests for contractual actions within one (1) day. The Contractor shall have a single point of contact between the Government and Contractor employee assigned to support the contract.

2.3.	Subcontract Management. The Contractor shall:

2.3.1.Manage any subcontract management necessary to integrate services to meet the overall requirements of this contract.

2.3.2.Be responsible and accountable for subcontractor performance on this requirement.

2.3.3.Manage work distribution to ensure there are no Organizational Conflict of Interest (OCI) considerations.

2.3.4.Add subcontractors to their team, as needed, after notification to the KO or COR. The Government may or may not permit cross-teaming (See paragraph 7.1.12 for definition).

2.4.Travel.  The COR is designated, in writing, as the Contractor’s travel order approval authority by the contracting officer.  Travel to government facilities or other locations that are requested by the Government for the annual IPR may be required. Only travel requirements specifically requested by the Government (including plans, agenda, itinerary, or dates) shall be pre-approved by the COR and is on a strictly cost-reimbursable basis. Costs for travel shall be billed IAW the regulatory implementation of Public Law 99-234 and FAR 31.205-46 Travel Costs.

2.5.Anti-terrorism / Operation Security. For Contract Requiring Performance or Delivery in a Foreign Country. DFARS Clause 252.225-7043, Antiterrorism/Force Protection for Defense Contractors Outside the United States. The clause shall be used in solicitations and contracts that require performance or delivery in a foreign country. This clause applies to both contingencies and non-contingency support. The key AT requirement is for nonlocal national contractor personnel to comply with theater clearance requirements and allows the combatant commander to exercise oversight to ensure the contractor’s compliance with combatant commander and subordinate task force commander policies and directives.

3.	Specific Tasks and Performance Objectives

The Contractor shall complete development of the PoNSTM device from its current state as an investigational device to a FDA cleared/approved medical device for the following indication: an aid to therapy for chronic balance deficits

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resulting from mild to moderate TBI. The Contractor shall be the FDA regulatory sponsor, in accordance with Section 21, Code of Federal Regulations. The Contractor shall deliver two complete FDA cleared/approved devices to the government. The Contractor shall accomplish all required tasks and services IAW this PWS that include, but are not limited to the following Specific Tasks and Performance Objectives for the contract. .

3.1.	Contract Tasks and Performance Objectives Required Before Start of Clinical Trial

3.1.1.Project Management Plan. The Contractor shall provide a draft Project Management Plan, including an initial Integrated Master Schedule (IMS) and Risk Management Plan that encompasses the entire scope of the contract, with the Contractor’s proposal. The final Project Management Plan shall be submitted within 30 days of contract award. The IMS documents the critical path (including futility point), major milestones, tasks/activities, deliverables, duration, lead/lag/slack time and schedule relationships, and is directly traceable to the PWS. The IMS will contain all major project management tasks and associated milestones and/or deliverables to assist the Government in its monitoring of Contractor performance. The IMS shall be updated quarterly to track progress (CDRL A001 / QASP #1).

3.1.2.Quality Control Plan (QCP). The Contractor shall provide a draft QCP with the Contractor’s proposal. The Contractor shall prepare and implement a final QCP to ensure that all activities of the project are managed in a sound, reasonable way in conformance to the Government’s requirements within 30 days of contract award. The Contractor shall ensure that all deliverables produced are acceptable prior to delivery to the Government. Under this QCP, the Contractor shall provide for the Government or its designee to audit the Contractor and/or its Subcontractors for regulatory compliance and quality assurance purposes. At a minimum, the QCP shall include a self-inspection plan, an internal staffing plan, and an outline of the procedures that the Contractor shall use to maintain quality, timeliness, responsiveness and customer satisfaction. The QCP shall be updated as needed and reviewed at least quarterly (CDRL A002 / QASP #1).

3.1.3.Institutional Review Board Approved Clinical Protocols. The Contractor shall provide a copy of the IRB- approved clinical study protocol and informed consent form for each study site within 3 months of contract award. The Contractor shall also provide the COR supporting documentation that shall include at minimum a Statistical Analysis Plan, Clinical Monitoring Plan, Data Management Plan, Proposed Clinical Data Management System, Sample Case Report Forms, End User Guidelines (Training and Technical Support), and a Recruitment and Retention Plan for each site. The Contractor shall provide a copy of the IRB-approved clinical study protocol and informed consent form for any additional study site. The Contractor shall also provide the COR supporting documentation that shall include at minimum a Statistical Analysis Plan, Clinical Monitoring Plan, Data Management Plan, Proposed Clinical Data Management System, Sample Case Report Forms, End User Guidelines (Training and Technical Support), and a Recruitment and Retention Plan for any additional study site (CDRL A003 / QASP #2).

3.1.4.Institutional Review Board Approvals. The Contractor shall provide the COR with documentation of appropriate IRB approvals from each study site, institute, and Army, as required within 3 months of contract award and prior to the start of the clinical study. The Contractor shall provide the COR with documentation of appropriate IRB approvals from any additional study site, institute, and Army, as required. The Contractor shall maintain and update files of all applicable regulatory documentation for all appropriate IRBs (CDRL A004 / QASP #3).

3.1.5.Representative Test Articles. The Contractor shall provide final development and manufacturing of sufficient representative test articles (PoNSTM version 4.0 device) for use in the clinical trial for a minimum of 120 subjects (and/or a proportionate amount consistent with FDA guidance), including a contingency plan for replacement of defective and/or test articles that may be lost or damaged during the clinical trial. The devices shall be manufactured in a Title 21 CFR §820 Quality Systems Regulation (QSR)-compliant manufacturing facility and process that has successfully completed design verification testing and human factors testing (CDRL A005 / QASP

#4).

3.2.	Contract Tasks and Performance Objectives Required During Clinical Trial:

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3.2.1.Conduct Clinical Trial. The Contractor shall conduct a clinical study to evaluate the treatment effect on balance using the PoNSTM version 4.0 devices at a minimum of three (3) study sites for a total of 120 subjects (and/or a proportionate amount consistent with FDA guidance). The Contractor shall conduct the clinical study in accordance with the study protocol and governing FDA Regulations. The Contractor shall provide a copy of their agreement with each study site that shall be responsible for executing the clinical trial in a manner that successfully supports an FDA submission and provide the COR with monthly status reports (CDRL A011 / QASP Item #1 and

#5).

3.2.2.Interim Data Analysis. The Contractor shall conduct interim data analysis after 60 subjects (and/or a proportionate amount consistent with FDA guidance) to evaluate the observed treatment effect in order to determine if the study is adequately powered. The Contractor shall provide an Interim Clinical Study Report that includes the raw data and statistical analysis on the results within 30 day after completion of the 60 (or proportionate amount) subject testing , the futility point, and a mitigation plan for issues identified during the analysis (CDRL A007 / QASP #6).

3.3.	Contract Tasks and Performance Objectives Required After Conclusion of Clinical Trial:

3.3.1.Final Clinical Study Report. The Contractor shall provide a complete Final Clinical Study Report that includes raw data and statistical analysis 75 days after completion of the study (CDRL 008 / QASP #1).

3.3.2.FDA Submission Packet. The Contractor shall provide data as deemed necessary by the FDA to support a clinical trial, and a copy of the de novo/510(k) application submission packet with copies of all supporting documentation, including but not limited to, the Pre-clinical Study results summary. This documentation shall be provided concurrent with FDA submission (CDRL A009 / QASP #7).

3.3.3.Final Report. The Contractor shall provide a Final Report that is formatted using best practices and consolidate (summarize) all data, costs, results, final status on all deliverables, and work activities performed during the contract period within 30 days after the end of the contract (CDRL A011 / QASP #1).

3.3.4.Technical Data Packet. The Contractor shall provide the COR with a complete technical data packet (TDP) upon request by the Government within seven (7) business days.  The Contractor shall prepare and maintain currency of a TDP that includes all necessary documentation and technical data and reports collected and prepared during the development effort funded by the Government. The TDP shall include all necessary documentation and data for the Government, or its designee, to continue the development or production of the product, including but not limited to the Design History File, Device Master Record, and Device History File.  The Contractor shall assist in the technical transfer as directed by the Government. The Contractor shall provide copies of TDP content as requested by Government and at contract expiration (CDRL A010 / QASP #8).

3.4.	Contract Tasks and Performance Objectives Required After FDA Clearance/Approval:

3.4.1.

FDA Cleared Devices. The Contractor shall provide two (2) FDA cleared the PoNSTM devices with an indication as an aid to therapy for chronic balance deficits resulting from mild to moderate TBI, and all accessories, product inserts, and supporting manuals/literature (e.g., including user, technical, and maintenance manuals), as applicable, to the COR within 10 business days of FDA clearance (QASP #9). Any minor deviation of the above indication required by FDA guidance, must be approved by the Government and will be considered in scope of this contract.

3.5.	Contract Tasks and Performance Objectives Required During Duration of Contract:

3.5.1.Progress, Status, and Management Reports. The Contractor shall provide annual, quarterly, and monthly Progress, Status, and Management Reports that describe progress made within the period, status of milestones and deliverables, cost expenditures against proposed costs (resource utilization), and inform the Government of existing or potential issues and problem areas and risk mitigation plans. The Contractor shall periodically provide an oral or email status report as the task proceeds to support the integrated product team needs for presentations and other tasks as needed to support the product effort. The reports shall include an updated IMS that shows the percent

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complete of each scheduled task item. Percent complete is defined as the cumulative amount of work actually performed through the end of the reporting month expressed as a percentage of the total amount of work to be performed. Monthly reports shall be provided to the COR the 10th day of each month, quarterly reports shall be provided the 15th day of each quarter, and annual reports shall be provided the 15th day after the end of each year (CDRL A011 / QASP #1).

3.5.2.Production or Delivery Problem Reports. Any significant positive or negative deviation to the schedule or scope of a task shall be explained and documented by the Contractor in its annual, quarterly, and monthly progress, and Status and Management Report shall be reported to the Government within 2 weeks of identification as a Production or Delivery Problem Report (CDRL A011 / QASP #1).

3.5.3.Annual Program Reviews. The Contractor shall formally present the prior year’s progress as part of an annual program review (for example, the IPR). The content of the briefing shall include but not be limited to the following: completed tasks within the year, highlights of completed tasks, summary of results from in-process studies, schedule updates, summary of results from completed studies, risks/issues, and funding execution. The annual program reviews shall be held at Fort Detrick, MD and may be held in conjunction with the integrated product team (IPT) meetings with senior leadership. Additional requests for travel to Fort Detrick, MD may be requested by the Government as needed (CDRL A011 / QASP #1).

3.5.4.FDA Communication and Study Reports. The Contractor shall provide the COR with FDA Communication and Study Reports. Regulatory documents including informal emails sent to the FDA are sent concurrently to the Government. Meeting notes shall be sent to the Government if efforts to attend verbal meetings (such as phone calls or meetings at the FDA) are not possible. Copies of informal and formal regulatory communications received from the FDA shall be sent within three (3) business days of receipt. Copies of Clinical Monitoring Reports should be sent within 30 business days of receipt (CDRL A013 / QASP #7).

3.5.5.Trip Reports. The Contractor shall provide Trip Reports within five (5) business days for trips that have been requested by the Government. The report should describe the purpose, results of the trip, and actual costs (CDRL A001 / QASP #1).

3.5.6.	The Contractor shall assist in Kick-Off, coordination, progress update, and informational meetings.

3.5.7.The Contractor shall provide guidance and consult with Principal Investigator, senior staff, and clinical personnel during formal training and to review data from pilot trial. The Contractor shall provide recommendations for modifications to interventions when used with the PoNSTM device, measurement tools and procedures.

3.5.8.	The Contractor shall consult on data interpretation and collaborate on publications and presentations.

4.	Deliverables:

The Contractor shall provide deliverables as described in the below chart.

Deliverable Table

Item	PWS Ref	Title	Distribution	E	Initial & Subsequent
1	2.2.1.1.	Program Manager Point of Contact	COR	1	Upon award of contract
2	3.1.1.	Final Project Management Plan (A001)	COR	1	Within 30 Calendar days after contract award; update quarterly
3	3.1.1.	Final Integrated Master Schedule (CDRL A001)	COR	1	Within 30 Calendar days after contract award; update quarterly
4	3.1.1.	Risk Management Plan (CDRL A001)	COR	1	Within 30 Calendar days after contract award; updated quarterly
5	3.1.2.	Quality Control	COR	1	Within 30 Calendar days after contract

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Item	PWS Ref	Title	Distribution	E	Initial & Subsequent
		Plan (CDRL A002)			award; update as needed; review quarterly
6	3.1.3.	IRB-approved Clinical Protocol for each Study Site (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
7	3.1.3.	Statistical Analysis Plan (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
8	3.1.3.	Clinical Monitoring Plan (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
9	3.1.3.	Data Management Plan (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
10	3.1.3.	Proposed Clinical Data Management System (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
11	3.1.3.	Sample Case Report Forms (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
12	3.1.3.	End User Guidelines (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
13	3.1.3.	Recruitment and Retention Plan for each Clinical Site (CDRL A003)	COR	1	Within 3 months of award of contract and when additional sites are added.
14	3.1.4.	IRB Approvals (CDRL A004)	COR	1	Within 3 months of award of contract and prior to start of clinical trial and when additional sites are added.
15	3.1.5.	Representative Test Articles (sent to study sites) (CDRL A005)	COR	1	Prior to start of clinical trial
16	3.1.5.	Contingency Manufacturing Plan (CDRL A005)	COR	1	Prior to start of clinical trial
17	3.2.1.	Conduct Clinical Trial (CDRL A006)	COR	1	Copy of agreement with each study site prior to the start of the trial; monthly status report
18	3.2.2.	Interim Clinical Study Report & Mitigation Plan (CDRL A007)	COR		Within 30 days of completion of n = 60 subjects (and/or a proportionate amount consistent with FDA guidance)
19	3.3.1.	Final Clinical Study Report (CDRL A008)	COR	1	Within 75 days after completion of study
20	3.3.2.	FDA Submission Packet (CDRL A009)	COR	1	Concurrently with FDA submission
21	3.3.3.	Final Report	COR	1	Within 30 days after end of contract
22	3.3.4.	Technical Data Packet (CDRL A010)	COR	1	Seven (7) business days upon request and final TDP at end of contract

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Item	PWS Ref	Title	Distribution	E	Initial & Subsequent
23	3.4.1.	FDA cleared PoNSTM Devices	COR	N A	Within 10 business days of FDA clearance (2 devices)
24	3.5.1.	Monthly Progress, Status, and Management Reports (CDRL A011)	COR	1	Monthly reports due the 10th day of each month.
25	3.5.1.	Quarterly Progress, Status, and Management Reports (CDRL A011)	COR	1	Quarterly reports due the 15th day after end of each quarter.
26	3.5.1.	Annual Progress, Status, and Management Reports (CDRL A011)	COR		Annual reports due the 15th day after end of each year
27	3.5.2.	Production or Delivery Problem Reports (CDRL A012)	COR	1	Within 2 weeks of identification of deviation to schedule or scope of any task as needed
28	3.5.3.	Annual Program Reviews	IPT	N A	Annually In Process Review at Fort Detrick, MD
29	3.5.4.	FDA Communication and Study Reports (CDRL A013)	COR	1	Concurrently and/or 3 business days as applicable (see PWS 3.1.18.)
30	3.5.5.	Trip Reports	COR	1	Within 5 business days for Government requested travel

5.	List of Acronyms:

AMEDD	Army Medical Department
CFR	Code of Federal Regulations
CONUS	Continental United States (excludes Alaska and Hawaii)
COR	Contracting Officer Representative
CRO	Clinical Research Organization
DD250	Department of Defense Form 250 (Receiving Report)
DD254	Department of Defense Contract Security Requirement List
DFARS	Defense Federal Acquisition Regulation Supplement
DoD	Department of Defense
FAR	Federal Acquisition Regulation
FDA	United States Food and Drug Administration
HIPAA	Health Insurance Portability and Accountability Act of 1996
IAW	In Accordance With
IMS	Integrated Master Schedule
IRB	Institutional Review Board
KO	Contracting Officer
n	Number of Research Subjects
NA	Not Applicable
NDA	Non-disclosure Agreement
NHC	NeuroHabilitation Corporation
OCI	Organizational Conflict of Interest

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OCONUS	Outside Continental United States (includes Alaska and Hawaii)
ODC	Other Direct Costs
PM	Project Manager
PoNSTM	Portable Neuromodulation Stimulator
PWS	Performance Work Statement
QA	Quality Assurance
QAP	Quality Assurance Program
QASP	Quality QAP Assurance Surveillance Plan
QC	Quality Control
QCP	Quality Control Plan
QSR	Quality Systems Regulations
TDP	Technical Data Packet
TBI	Traumatic Brain Injury
USAMMA	United States Army Medical Materiel Agency
USAMRMC	United States Medical Research and Materiel Command

SECTION F - DELIVERIES OR PERFORMANCE

The following Delivery Schedule item for CLIN 0001 has been changed from:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

POP 01-JUL-2015 TO 31-DEC-2017

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

To:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

POP 01-JUL-2015 TO 31-DEC-2018

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

The following Delivery Schedule item for CLIN 0002 has been changed from:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

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POP 01-JUL-2015 TO 31-DEC-2017

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

To:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

POP 01-JUL-2015 TO 31-DEC-2018

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

The following Delivery Schedule item for CLIN 0003 has been changed from:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

POP 01-JUL-2015 TO 31-DEC-2017

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

To:

DELIVERY DATEQUANTITYSHIP TO ADDRESSDODAAC

POP 01-JUL-2015 TO 31-DEC-2018

N/A	US ARMY MEDICAL MATERIEL AGENCY W25MWY US ARMY MEDICAL MATERIEL AGENCY

693  NEIMAN STREET

FREDERICK MD 21702

301-619-4518

FOB: Destination

SECTION G - CONTRACT ADMINISTRATION DATA

The following have been modified: ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

PROJECT TITLE: Development and U.S. Food and Drug Administration (FDA) Clearance of the Portable Neuromodulation Stimulator (PoNSTM) Device.

W81XWH-15-C-0096

(csult18394) Page 13 of 12

The requirement is an R&D contract.

GOVERNMENT POINTS OF CONTACT

The Contract Specialist for this contract is Chris Sult at USAMRAA, ATTN: Chris Sult, MRMC-AAA-SD, 820 Chandler Street, Fort Detrick, MD 21702-5014 or christopher.m.sult.civ@mail.mil or 301-619-1342.

The Contracting Officer for this contract is Kelly Green at USAMRAA, ATTN: Kelly Green, MRMC-AAA-SD, 820 Chandler Street, Fort Detrick, MD 21702-5014 or kelly.r.green.civ@mail.mil or 301-619-1346.

The Contracting Officer’s Representative for this contract is Brian Dacanay at USAMMA, ATTN: Brian Dacanay, 693 Neiman Street, Fort Detrick, MD 21702 or Brian.i.dacanay.civ@mail.mil or 301-619-4348.

(End of Summary of Changes)